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                                                                    EXHIBIT 3.24

                         THE COMPANIES ACTS 1948 TO 1981

                            COMPANY LIMITED BY SHARES

                           ARTICLES OF ASSOCIATION**
                                     - of -
                           HERBALIFE (U.K.) LIMITED*

                                   PRELIMINARY

      1. (A) In these Articles "Table A" means Part I of Table A in the First Schedule to the Companies Act, 1948 as amended, "the 1948 Act" means the Companies Act 1948, "the 1976 Act" means the Companies Act 1976 and "the 1980 Act" means the Companies Act 1980 and "the 1981 Act" means the Companies Act 1981.

            (B) The Regulations contained in Table A shall apply to the Company save in so far as they are excluded or modified hereby. The Regulations of Table A numbered 15, 24, 52, 54, 64, 75, 77, 79, 87, 88, 89, 90, 91, 92, 93, 94, 107,
128, 128A and 136 shall not apply, but, subject as aforesaid, and in addition to the remaining Regulations of Table A the following shall be the Articles of Association of the Company.

                                PRIVATE COMPANY.

      2. The Company is a private company and accordingly any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.

                                     SHARES.

      3. The share capital of the Company is L200,000 divided into 200,000 shares of L1 each.

      4. (A) The Directors shall have unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any relevant securities of the Company to such persons, at such times and generally on such terms and conditions as the Directors may determine. The authority hereby conferred shall, subject to Section 14(5) of the 1980 Act, be for a period of five years from the date of incorporation unless renewed, varied or revoked by the Company in General Meeting, and the maximum amount of relevant securities which may be allotted pursuant to such authority shall be the authorised but as yet unissued share capital of the Company at the date of allotment.


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**    As amended by Special Resolution on 4th November 1986.

* The name of the Company was changed from Legibus 315 Limited on 15th July 1983 pursuant to a Special Resolution of the Company dated 23rd June 1983.
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            (B) The Directors shall be entitled under the authority conferred by sub-paragraph (A) of this Article or under any renewal thereof to make at any time prior to the expiry of such authority any offer or agreement which would or might require relevant securities of the Company to be allotted after the expiry of such authority.

      5. The pre-emption provisions of Section 89(1) and Sections 90(1) to (6) of the Companies Act 1985 shall apply to any allotment of the Company's equity securities.

      6. The lien conferred by Regulation 11 of Table A shall attach to fully paid shares and to all shares registered in the name of any person indebted or under liability to the Company whether he be the sole registered holder thereof or one of two or more joint holders and shall extend to all moneys presently payable by him or his estate to the Company.

      7. The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that except in so far as may be otherwise agreed between the Company and any Member in the case of the shares held by him no call shall exceed one-fourth of the nominal value of the share or be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

      8. Subject to the provisions of the 1981 Act, any shares in the capital of the Company may be issued on the terms that they are, or at the option of the Company are to be liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by Special Resolution determine.

      9. Subject to the provisions of the 1981 Act, the Company may purchase its own shares (including any redeemable shares) and make a payment in respect of the redemption or purchase of any of its own shares otherwise than out of its distributable profits or out of the proceeds of a fresh issue of shares.

                                    NOTICES.

      10. Every notice calling a General Meeting shall comply with the provisions of Section 136(2) of the 1948 Act, as to giving information to Members in regard to their right to appoint proxies, and all notices and other communications relating to a General Meeting which any Member is entitled to receive shall also be sent to the Auditor for the time being of the Company.

                                  RESOLUTIONS.

      11. Any such resolution in writing as is referred to in Regulation 73A of Table A may consist of several documents in the like form each signed by one or more of the Members (or their duly authorised representatives) in that Regulation referred to.


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                                   TRANSFERS.

      12. An instrument of transfer of a share (other than a partly paid share) need not be executed on behalf of the transferee and Regulation 22 of Table A shall be modified accordingly.

      13. The Directors, may in their absolute discretion and without assigning any reason therefor decline to register any transfer of any share, whether or not it is a fully paid share.

                        PROCEEDINGS AT GENERAL MEETINGS.

      14. All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the Directors and auditors, the election of Directors in place of those retiring, the appointment of, and the fixing of the remuneration of, the auditors, and the fixing of the remuneration of the Directors.

      15. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Director may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the meeting shall be dissolved.

      16. It shall not be necessary to give any notice of an adjourned meeting and Regulation 57 of Table A shall be construed accordingly.

      17. A poll may be demanded by the Chairman or by any Member present in person or by proxy and entitled to vote and Regulation 58 of Table A shall be modified accordingly.

      18. A Member for whom a receiver, curator bonis or other person in the nature of a receiver or curator bonis has been appointed by a Court in England and Wales or Scotland having jurisdiction in that behalf on the ground that the Member is incapable by reason of mental disorder of managing and administering his property and affairs may vote, whether on a show of hands or on a poll, by the person so appointed and that person may appoint a proxy to vote on a poll on behalf of the Member.

                                   DIRECTORS.

      19. Unless and until otherwise determined by the Company in general meeting the number of Directors shall be not less than two.

      20. A Director need not hold any shares of the Company to qualify him as a Director but he shall be entitled to receive notice of and attend at all General Meetings of the


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Company and at all separate General Meetings of the holders of any class of shares in the Capital of the Company and Regulation 134 of Table A shall be modified accordingly.

      21. If any Director shall be called upon to perform extra services or to make special exertions in going or residing abroad or otherwise for any of the purposes of the Company, the Company may remunerate the director so doing either by a fixed sum or by a percentage of profits or otherwise as may be determined by a resolution passed at a Board Meeting of the Directors of the Company, and such remuneration may be either in addition to or in substitution for any other remuneration to which he may be entitled as a Director.

      22. The Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property and uncalled capital and subject to Section 14 of the 1980 Act to issue debentures, debenture stock and other securities as security for any debt, liability or obligation of the Company or of any third party.

      23. Without prejudice to the obligation of any director to disclose his interest in accordance with Section 199 of the 1948 Act (as amended by Section 60 of the 1980 Act) a Director may vote as a Director in regard to any contract, transaction or arrangement in which he is interested, or upon any matter arising thereout, and if he does so vote his vote shall be counted and he shall be reckoned in calculating a quorum when any such contract transaction or arrangement is under consideration and Regulation 84 of Table A shall be modified accordingly.

      24. A Director present at any meeting of Directors or Committees of Directors need not sign his name in a book kept for that purpose and Regulation 86 of Table A shall be modified accordingly.

      25. The Directors on behalf of the Company may pay a gratuity pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or on his death to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

      26. The office of Director shall be vacated if the Director

            (a) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

            (b) becomes prohibited from being a Director by reason of any order made under Section 188 of the 1948 Act or under Section 28 of the 1976 Act; or

            (c) in the opinion of all his co-Directors becomes incapable by reason of mental disorder of discharging his duties as Director; or

            (d) subject as hereinafter provided resigns his office by notice in writing to the Company.

      27. A Director shall not retire by rotation and Regulations 96 and 97 of Table A shall be modified accordingly.


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      28. A Director appointed to fill a casual vacancy or as an addition to the
Board shall not retire from office at the Annual General Meeting next following his appointment and the last sentence of Regulation 95 of Table A shall be deleted.

      29. The holder or holders of a majority in nominal value of such part of the issued share capital of the Company as confers the right for the time being to attend and vote at general meetings of the Company may at any time or from time to time by memorandum in writing signed by or on behalf of him or them and left at or sent to the Registered Office of the Company remove any Director from office or appoint any person to be a Director. Such removal or appointment shall (in the absence of contrary provision in the relevant memorandum) take effect forthwith upon delivery of the memorandum to the Registered Office of the Company or on the date specified therein.

      30. (A) Any Director may by writing under his hand appoint (1) any other Director, or (2) any other person who is approved by the Board of Directors as hereinafter provided to be his alternate; and every such alternate shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him) be entitled to receive notices of all meetings of the Directors and, in the absence from the Board of the Director appointing him, to attend and vote at Meetings of the Directors, and to exercise all the powers, rights, duties and authorities of the Director appointing him:
Provided always that no such appointment of a person other than a Director shall be operative unless and until the approval of the Board of Directors by a majority consisting of two-thirds of the whole Board shall have been given and entered in the Directors' Minute Book. A Director may at any time revoke the appointment of an alternate appointed by him, and subject to such approval as aforesaid appoint another person in his place, and if a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine. A Director acting as alternate shall have an additional vote at meetings of Directors for each Director for whom he acts as alternate but he shall count as only one for the purpose of determining whether a quorum be present.

            (B) Every person acting as an alternate Director shall be an officer of the Company, and shall alone be responsible to the Company for his own acts and defaults, and he shall not be deemed to be the agent of or for the Director appointing him. The remuneration of any such alternate Director shall be payable out of the remuneration payable to the Director appointing him, and shall consist of such portion of the last-mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

      31. Any such resolution in writing as is referred to in Regulation 106 of Table A may consist of several documents in the like form each signed by one or more of the Directors for the time being entitled to receive notice of a meeting of the Directors and Regulation 106 of Table A shall be modified accordingly.

      32. No person shall be or become incapable of being appointed a Director by reason only of his having attained the age of seventy or any other age nor shall any special notice be required in connection with the appointment or the approval of the appointment of such person, and no Director shall vacate his office at any time by reason only of the fact that he has attained the age of seventy or any other age.


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      33. The Directors may from time to time appoint one or more of their body to hold any executive office in the management of the business of the Company including the office of Chairman or Deputy Chairman or Managing or Joint Managing or Deputy or Assistant Managing Director as the Directors may decide such appointment being (subject to Section 47 of the 1980 Act, if applicable) for such fixed term or without limitation as to period and on such terms as they think fit and a Director appointed to any executive office shall (without prejudice to any claim for damages for breach of any service contract between him and the Company) if he ceases to hold the office of Director from any cause ipso facto and immediately cease to hold such executive office.

      34. A Director holding such executive office as aforesaid for a fixed period shall not be entitled to resign as a Director of the Company and Article 26(d) hereof shall be interpreted accordingly.

                           CAPITALISATION OF PROFITS.

      35. The Directors may with the authority of an Ordinary Resolution of the
Company:

            (a) subject as hereinafter provided, resolve to capitalise any undivided profits of the Company (whether or not the same are available for distribution and including profits standing to any reserve) or, any sum standing to the credit of the Company's share premium account or capital redemption reserve fund;

            (b) appropriate the profits or sum resolved to be capitalised to the Members in proportion to the nominal amount of Ordinary Shares (whether or not fully paid) held by them respectively, and apply such profits or sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such Members respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such profits or sum, and allot and distribute such shares or debentures credited as fully paid up, to and amongst such Members, or as they may direct, in the proportion aforesaid, or partly in one way and partly in the other: provided that the share premium account and the capital redemption reserve fund and any such profits which are not available for distribution may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to Members credited as fully paid;

            (c) resolve that any shares allotted under this article to any Member in respect of a holding by him of any partly paid Ordinary Shares shall, so long as such Ordinary Shares remain partly paid, rank for dividends only to the extent that such partly paid Ordinary Shares rank for dividend;

            (d) make such provisions by the issue of fractional certificates or by payment in cash or otherwise as the Directors think fit for the case of shares or debentures becoming distributable under this Article in fractions;

            (e) authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled upon such


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capitalisation (any agreement made under such authority being thereupon effective and binding on all such Members); and

            (f) generally do all acts and things required to give effect to such resolution as aforesaid.

      36. The reference to "regulation 128 or 128A above" in Regulation 129 of Table A shall be construed as if it were a reference to Article 35 hereof.

                            PROVISION FOR EMPLOYEES.

      37. The Company shall exercise the power conferred upon it by Section 74(1) of the 1980 Act only with the prior sanction of a Special Resolution. If at any time the capital of the Company is divided into different classes of shares, the exercise of such power as aforesaid shall be deemed to be a variation of the rights attached to each class of shares and shall accordingly require the prior consent in writing of the holders of three-fourths in nominal value of the issued shares of each class or the prior sanction of an extraordinary resolution passed at a separate meeting of the holders of the shares of each class convened and held in accordance with the provisions of Regulation 4 of Table A.

                                  INDEMNITIES.

      38. Every Director, Managing Director, agent, auditor, secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings relating to his conduct as an officer of the Company, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 448 of the 1948 Act in which relief is granted to him by the court.


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NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS
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CHRISTINE ANNE LEE

Blackfriars House,
19, New Bridge Street,
London, EC4V 6BY

LEGAL EXECUTIVE (ASSOC)

LEGIBUS NOMINEES LIMITED

For and on behalf of
LEGIBUS NOMINEES LIMITED

Blackfriars House,
19, New Bridge Street,
London, EC4V 6BY

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DATED the 25th February, 1983

WITNESS to all the above Signatures:

ROBERT WILLIAM CONRAD

Blackfriars House,
19, New Bridge Street,
London, EC4V 6BY

LEGAL EXECUTIVE

CAL.840.L.199.MAE


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